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                               **PRESS RELEASE**


Contact:
-------
David Ritter
(703) 390-0344

                        GREATER ATLANTIC FINANCIAL CORP.
                               ANNOUNCES FILING OF
                           NOTIFICATION OF LATE FILING
                     WITH SECURITIES AND EXCHANGE COMMISSION

         Reston, Virginia - August 10, 2006. Greater Atlantic Financial Corp. (Nasdaq: GAFC), the holding company for Greater Atlantic Bank (the "Bank"), announced today that it intends to file a Notification of Late Filing (Form 12b-25) with the Securities and Exchange Commission (the "SEC") to report that it will be unable to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 by the prescribed August 14, 2006 due date or within the five-day extension period provided by SEC regulations. The Company is investigating an unreconciled inter-company account between the Bank and Greater Atlantic Mortgage Corporation ("GAMC"), the Bank's wholly-owned mortgage banking subsidiary that has terminated operations.

         The Company has determined preliminarily that the balance of the unreconciled inter-company account is approximately $2.1 million, but that amount may materially increase or decrease based on the results of the ongoing investigation. Accordingly, the Company is not in a position to definitively quantify the extent or magnitude of the impact of the unreconciled account on the Company's historical financial statements or identify the period(s) that may be affected.

         The Audit Committee of the Company's Board of Directors has been apprised of the issue, which the Company discovered during its review of the closing entries to the accounts of GAMC in conjunction with preparing the Company's consolidated financial statements for the period ended June 30, 2006. The Company does not intend to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 or any further periodic reports until the investigation is completed. Once completed, the Company intends to announce promptly the results of the investigation and the anticipated timetable for filing all delinquent periodic reports and any other required reports.

         Greater Atlantic Financial Corp. conducts its business operations through its wholly owned subsidiary, Greater Atlantic Bank. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.


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         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.